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                                                             EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51496) pertaining to the Employee Stock Option Plan of Scottish Annuity & Life Holdings, Ltd. (the Company) of our report dated February 11, 2003, and the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-102895) of the Company of our report dated February 11, 2003, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 28, 2003